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                                                                    EXHIBIT 10.8

                             IDT SERVICES AGREEMENT


     IDT SERVICES AGREEMENT, dated as of May 7, 1999 (this "Agreement"), by and between IDT Corporation, a Delaware corporation ("IDT"), and Net2Phone, Inc., a Delaware corporation ("Net2Phone").

     WHEREAS, Net2Phone is currently a subsidiary of IDT and obtains administrative, customer support and other services from IDT;

     WHEREAS, Net2Phone and IDT expect that equity interests in Net2Phone may be sold to additional investors; and

     WHEREAS, Net2Phone desires to continue to obtain administrative, customer support and other services from IDT pursuant to the terms hereof and IDT desires to continue to provide such services pursuant to the terms hereof.

     NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:


Section 1.  Services.
            --------

       (a) IDT shall render to Net2Phone general accounting services, payroll and benefits administration services, customer support and other services all as more particularly described in Exhibit 1 hereto (collectively, the "Services").
                               ---------
The Services shall be rendered by IDT in conformity with good commercial practice, the terms and conditions of this Agreement and the reasonable instructions of Net2Phone as set forth in this Agreement.

       (b) Net2Phone shall provide to IDT when required all funds necessary to perform the Services, including, without limitation, all amounts required to pay payroll expenses of employees of Net2Phone and all amounts necessary to pay accounts payable of Net2Phone.

       (c) IDT shall have no authority pursuant to this Agreement to commit Net2Phone to any obligation in any manner whatsoever with respect to third parties, to use Net2Phone's name in any way or to enter into any contracts on behalf of Net2Phone.

       (d) In the event that Net2Phone requests services in addition to the Services provided for herein, and if IDT agrees to provide such services, IDT and Net2Phone shall negotiate in good faith a fee for such services, which compensation shall be covered by the final sentence of Section 2(a) hereof; provided, however, that the fee payable by
--------  -------

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Net2Phone for such services shall be no less favorable to Net2Phone than the charges for comparable services from unaffiliated third parties. In the event that the parties agree to additional services, the scope and duration of such services, and any termination provisions with respect thereto, shall be described in an addendum to Exhibit 1 and thereafter such services shall be
                            ---------
considered Services hereunder. If and to the extent the parties agree to cancel or terminate any of the Services, such services shall be deemed deleted from
Exhibit 1, with the remaining services thereafter constituting the Services
---------
hereunder.


Section 2.  Compensation.
            ------------

       (a) Net2Phone shall pay to IDT a fee for each of the Services equal to the amount set forth in Exhibit 1 corresponding to such service. In the event
                        ---------
Net2Phone terminates any Service in accordance with the final sentence of
Section 3 hereof, the fee for such Service shall no longer be payable for any period subsequent to the effective date of such termination. In the event the parties agree to additional services, such fee shall be payable as provided herein.

       (b) Within 15 days following the end of each calendar month, IDT shall submit to Net2Phone for payment a billing invoice setting forth the amount of fees payable by Net2Phone to IDT for Services rendered during such calendar month. Net2Phone shall pay the invoiced amount to IDT within thirty (30) days following receipt of such invoice by Net2Phone.


Section 3.  Term.
            ----

       The term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year (the "Initial Term") and, at the end of the Initial Term and of each year thereafter, shall automatically renew for an additional one (1) year period unless one party has given the other party thirty
(30) days' prior written notice terminating this Agreement. Following the Initial Term, this Agreement may be terminated at any time at the option of either IDT or Net2Phone upon thirty (30) days' prior written notice. Specific categories of Services may be cancelled as set forth in Exhibit 1.
                                                        ---------

Section 4.  Records and Accounts.
            --------------------

       IDT shall maintain accurate records and accounts of all transactions relating to the Services performed by it pursuant to this Agreement. Such records and accounts shall be maintained separately from IDT's own records and accounts and shall reflect such information as would normally be examined by an independent accountant in performing a complete audit pursuant to United States generally accepted auditing standards for the purpose of certifying financial statements, and to permit verification thereof by

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governmental agencies. Net2Phone shall have the right to inspect and copy, upon reasonable notice and at reasonable intervals during IDT's regular office hours, the separate records and accounts maintained by IDT relating to the Services.


Section 5.  Directors and Officers of Net2Phone and IDT.
            -------------------------------------------

       (a) Nothing contained in this Agreement shall be deemed to relieve the officers and directors of Net2Phone from the performance of their duties or limit the exercise of their powers in accordance with Net2Phone's Certificate of Incorporation or the laws of the State of Delaware. The services of IDT's officers and employees which are rendered to Net2Phone under this Agreement shall at all times be in accordance with the reasonable instructions of Net2Phone's officers and in accordance with IDT's historical business practice.

       (b) Nothing in this Agreement shall limit or restrict the right of any of IDT's directors, officers or employees to engage in any other business or devote their time and attention in part to the management or other aspects of any other business, whether of a similar nature, or to limit or restrict the right of IDT to engage in any other business or to render services of any kind to any corporation, firm, individual, trust or association; provided, however,
                                                            --------  -------
that the foregoing shall in no way modify or limit IDT's agreement not to compete with Net2Phone as set forth in Section 6.3 of the Separation Agreement between IDT and Net2Phone, dated the date hereof (the "Separation Agreement"), and IDT hereby confirms its agreement to be bound by the terms thereof..


Section 6.  Liability; Indemnification.
            --------------------------

       (a) IDT shall have no liability whatsoever to Net2Phone for any error, act or omission in connection with the services to be rendered by IDT to Net2Phone hereunder unless any such error, act or omission derives from willful misconduct or gross negligence. The parties acknowledge that Article VIII of the Separation Agreement provides for indemnification obligations relating to this Agreement and confirm their agreement to be bound by the terms thereof. IN NO EVENT SHALL IDT BE LIABLE TO NET2PHONE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUES OR DATA), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT IDT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF IDT FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, NET2PHONE'S DIRECT DAMAGES.

       (b) IDT is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of IDT; and, notwithstanding any reimbursement of labor costs as provided

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herein or otherwise, no person employed by IDT and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of Net2Phone or any customer of Net2Phone for any purpose whatsoever.


Section 7.  Other Agreements.
            ----------------

       From time to time, Net2Phone may find it necessary or desirable either to enter into agreements covering services of the type contemplated by this Agreement to be provided by parties other than IDT or to enter into other agreements covering functions to be performed by IDT hereunder. Nothing in this Agreement shall be deemed to limit in any way the right of Net2Phone to acquire such services from others or to enter into such other agreements; provided that
                                                                  --------
in no such event shall the compensation to be paid to IDT pursuant to Section 2 hereof be reduced on account thereof unless and until this Agreement is terminated, or the applicable category of Services set forth in Exhibit 1, is
                                                                ---------
cancelled in accordance with Section 3 hereof and Exhibit 1 hereto.
                                                  ---------


Section 8.  Confidentiality.
            ---------------

       IDT agrees to hold in strict confidence, and to use reasonable efforts to cause its employees and representatives to hold in strict confidence, all confidential information concerning Net2Phone furnished to or obtained by IDT in the course of providing the Services (except to the extent that such information has been (a) in the public domain through no fault of IDT or (b) lawfully acquired by IDT from sources other than Net2Phone); and IDT shall not disclose or release any such confidential information to any person, except its employees, representatives and agents who have a need to know such information in connection with IDT's performance under this Agreement, unless (i) such disclosure or release is compelled by the judicial or administrative process, or
(ii) in the opinion of counsel to IDT, such disclosure or release is necessary pursuant to requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as amended.


Section 9.  Miscellaneous.
            -------------

       (a) This Agreement may not be transferred or assigned by either party, whether voluntarily or by operation of law, without the prior written consent of the other which consent may be withheld in such party's sole discretion. This Agreement shall inure to the benefit of and be binding upon all permitted successors and assigns.

       (b) This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

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       (c)  This Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall be deemed to be one and the same instrument.

       (d) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (certified or registered mail, postage prepaid, return receipt requested):

  If to IDT, to:        IDT Corporation
                        190 Main Street
                        Hackensack, New Jersey  07601
                        Attention:  Chief Financial Officer
                        Fax No.:  (201) 907-5165

  If to Net2Phone, to:  Net2Phone, Inc.
                        171 Main Street
                        Hackensack, New Jersey  07601
                        Attention:  Chief Financial Officer
                        Fax No.:  (201) 907-5351

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which hand delivered, upon transmission of the facsimile transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error, or on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof. In the case of a notice sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received. In no event shall the provision of notice pursuant to this Section 9(d) constitute notice for service of process.

       (e) This Agreement and those provisions of the Separation Agreement specifically referred to herein contain the entire understanding of the parties hereto with respect to the subject matter of this Agreement. This Agreement and such referenced provisions of the Separation Agreement supersede all prior agreements and understandings, oral or written, with respect to the subject matter of this Agreement.

       (f) The provisions of Sections 6 and 8 hereof shall survive any termination of this Agreement.

       (g) In the event that any one or more of the provisions contained herein is held invalid or unenforceable in any respect, the parties shall negotiate in good faith with a

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view toward substituting therefor a suitable and equitable solution in order to carry out the intent and purpose of such invalid provision; provided, however, that the validity and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

       (h) The Section headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

       (i) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be settled in accordance with the procedures set forth in Article VIII of the Separation Agreement as if such Article VIII were set forth herein in its entirety.

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  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                              IDT CORPORATION

                              By: /s/ Hal Brecher
                                 --------------------------------
                              Name:  Hal Brecher
                              Title:  Chief Operating Officer


                              NET2PHONE, INC.

                              By: /s/ Howard Balter
                                 --------------------------------
                              Name: Howard Balter
                              Title: Chief Executive Officer


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                                   Exhibit 1
                                   ---------

                  Services to be Provided by IDT to Net2Phone

General Accounting Services
---------------------------

Accounts payable and general ledger services, similar to those furnished by IDT to Net2Phone as of the date of this Agreement, will be provided by IDT to Net2Phone. Such Services will consist of, among other things, the following:
(a) receipt and opening of all vendor mail; (b) maintenance of a vendor master file; (c) processing and forwarding payment of all vendor invoices; (d) invoice exception reporting and resolution; (e) monthly financial reporting; (f) vendor relations; and (g) processing credit card transactions.

This category of Services may be cancelled, in whole or in part, by either party on thirty (30) days' prior written notice.

     Amount to be paid by Net2Phone:
     ------------------------------
          (a)  Employee Cost:  for each IDT employee assigned to render the
               -------------
          foregoing services, such employee's salary for the month multiplied by the percentage of such employee's work month actually spent rendering such Services (such percentage to be calculated based upon time-cards or some other mutually agreed upon system); plus

          (b)  Overhead Factor:  20% of each product calculated in (a) above.
               ----------------


Payroll and Benefit Administration
----------------------------------

IDT will administer Net2Phone's payroll. IDT will also continue to include Net2Phone's employees under IDT's group health insurance policies until Net2Phone has established its own benefit plan for its employees with respect to group health insurance or, if sooner, the termination of this Agreement. In addition to the cost of administration of such group health insurance, Net2Phone will reimburse IDT for the employer's monthly costs of health insurance attributable to each eligible Net2Phone employee participating in IDT's health insurance plan. Further, IDT will continue to permit Net2Phone's employees to participate in IDT's 401(k) Savings and Retirement Plan until the termination of this Agreement or such earlier time as Net2Phone establishes its own 401(k) for its employees which Net2Phone agrees to do on or prior to the date on which IDT ceases to own at least 80% of the stock of Net2Phone. In addition to the cost of administration of such 401(k) plan, Net2Phone will reimburse IDT for the employer's matching contribution and other direct costs attributable to each eligible Net2Phone employee participating in IDT's 401(k) plan.

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This category of Services may be cancelled, in whole or in part, by either party on thirty (30) days' prior written notice.

     Amount to be paid by Net2Phone:
     ------------------------------
          (a)  Employee Cost:  for each IDT employee assigned to render the
               -------------
          administration of payroll and benefits plans, such employee's salary for the month multiplied by the percentage of such employee's work month actually spent rendering such Services (such percentage to be calculated based upon time-cards or some other mutually agreed upon system); plus

          (b)  Overhead Factor:  20% of each product calculated in (a) above;
               ----------------
          plus

          (c)  Direct Costs:  reimbursement of IDT's direct costs as set forth
               -------------
          above.


Customer Support
----------------

IDT shall provide customer support for Net2Phone's Phone2Phone customers which shall include answering all customer inquiries (such as billing inquiries), payment processing, rate questions, accommodating dissatisfied customers, providing technical feedback to Network Operations Center about any quality or technical problems and offering e-mail support. Customer service support will be available 24 hours per day, seven days per week. Sales support will be available 16 hours per day, five days per week.

This category of Services may be cancelled by either party on thirty (30) days' prior written notice.

     Amount to be paid by Net2Phone:
     ------------------------------
          (a)  Employee Cost:  for each IDT employee assigned to render the
               -------------
          foregoing services, such employee's salary for the month multiplied by the percentage of such employee's work month actually spent rendering such Services (such percentage to be calculated based upon time-cards or some other mutually agreed upon system); plus

          (b)  Overhead Factor:  20% of each product calculated in (a) above.
               ----------------


LAN Services
------------

IDT shall provide Local Area Network services to Net2Phone, including all maintenance, installation of new hardware and software (or upgrades thereto) and consultation on acquisition of new equipment.

This category of Services may be cancelled by either party on thirty (30) days' prior

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written notice.

     Amount to be paid by Net2Phone:
     ------------------------------
          (a)  Employee Cost:  for each IDT employee assigned to render the
               -------------
          foregoing services, such employee's salary for the month multiplied by the percentage of such employee's work month actually spent rendering such Services (such percentage to be calculated based upon time-cards or some other mutually agreed upon system); plus

          (b)  Overhead Factor:  20% of each product calculated in (a) above.
               ----------------

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